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                                                                   EXHIBIT 23.1

                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

  As independent chartered accountants, we hereby consent to the incorporation of our report dated July 31, 1998 (except with respect to the matters discussed in Note 22, as to which the date is September 11, 1998) as to which the date of Consent is September 24, 1998, included in this Form 10-K, into Discreet Logic Inc.'s previously filed Registration Statement on Form S-8, File No. 39-97400 and on Form S-3, File No. 333-34739.

                                       /S/ ARTHUR ANDERSEN & CIE
                                       Chartered Accountants
                                       General Partnership
Montreal, Canada
September 24, 1998